Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the consolidated financial statements of Tiedemann Wealth Management Holdings, LLC, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

Philadelphia, Pennsylvania

May 23, 2023